Exhibit 12.1
CERTIFICATION
I, Daniel Johannes Pretorius, certify that:
(1)
I have reviewed Amendment Number 1 to the annual

report on Form 20-F of DRDGOLD LIMITED.;

(2)
Based on my knowledge,

this report does not contain

any untrue statement of

a material fact or omit

to
state a material fact necessary to make the statements made, in light of the circumstances under which
such statements were made, not misleading with respect to the period covered by this report;
Date: November 8, 2022
/s/ Daniel Johannes Pretorius
Daniel Johannes Pretorius
Chief Executive Officer